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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


      Date of Report (date of earliest event reported): September 15, 1999




                        PROLOGIC MANAGEMENT SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)




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
              Arizona                                     1-13704                                          86-0498857
(State or other jurisdiction                            (Commission                                     (IRS Employer
         of incorporation)                             File Number)                               Identification No.)
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               2030 East Speedway Boulevard, Tucson, Arizona 85719
              (Address of principal executive offices)     (Zip Code)




Registrant's telephone number, including area code   (520) 320-1000
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ITEM 5.  OTHER EVENTS

         On September 15, 1999, Prologic Management Systems, Inc., an Arizona corporation (the "Registrant"), entered into a definitive agreement to acquire Solid Systems, Inc., a Texas corporation ("Solid"), through the merger of Solid into a wholly-owned subsidiary of the Registrant, SRI Acquisition Corp. (the "Merger Subsidiary") (the "Merger"). Subject to the completion of certain conditions of the Agreement and Plan of Merger and Reorganization (the "Agreement"), the Registrant anticipates that the Merger shall become effective on or before November 15, 1999 (the "Effective Date"). Because Prologic will be the surviving entity, no shareholder vote is needed to approve the Merger. After the Effective Date, Solid will continue to exist as a wholly owned subsidiary of the Registrant.

         Pursuant to the terms and conditions of the Agreement, the shareholders of Solid (the "Solid Shareholders") shall receive on the Effective Date an aggregate of 358,333 shares of the Registrant's Series C Cumulative Convertible Preferred stock ("Prologic Preferred Stock"), or approximately .35833 share of Prologic Preferred Stock for each share of the common stock of Solid.
Currently, Solid has 1,000,000 shares of common stock issued and outstanding. The Prologic Preferred Stock is valued at $4,300,000 as calculated under the terms of the Agreement, and each share of Prologic Preferred Stock is convertible into three (3) shares of Prologic common stock after twelve (12) months. As further consideration for the Merger, the Registrant shall pay to the Solid Shareholders cash in the aggregate amount of $6,500,000. Moreover, the Registrant will compensate the Solid Shareholders with additional Prologic Preferred Stock and cash, valued in the aggregate at up to $8,006,400, if certain post-merger conditions contained in the Agreement are met by the period ending September 30, 2000.

         Solid's revenues for the fiscal year ended September 30, 1998, exceeded $50 million. On a pro forma basis, the combined revenues for the most recent fiscal years ended of the Registrant and Solid approach $68 million.

         The Agreement is attached as an exhibit hereto and is incorporated herein by reference. Solid is in the business of designing, developing and marketing technology hardware and software solutions for the integration of open computer systems. Solid also provides consulting services regarding systems integration to a variety of commercial customers. The Registrant intends that Solid will continue in its current lines of business, operating primarily from its headquarters in Houston, Texas.

"SAFE HARBOR" Statement

         This Form 8-K contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties, including, but not limited to, the ability of the Registrant and Solid to complete the conditions of the Agreement, the Registrant's ability to obtain suitable financing, and the Registrant's ability to appropriately integrate the acquired company and manage the costs associated with the integration and administration of Solid's operations. Additional risks and uncertainties include the impact of competitive products and pricing, product demand and market acceptance risks, the presence of competitors with greater financial resources, product development and marketability, capacity and supply constraints or difficulties, and the results of additional financing efforts. Further information regarding these and other risks are described from

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time to time in the Registrant's filings with the Securities and Exchange
Commission, including the Registrant's latest Form 10-KSB.

Item 7. Exhibits

10.1  Agreement and Plan of Merger and Reorganization


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       PROLOGIC MANAGEMENT SYSTEMS, INC.



Dated:  September 21, 1999             By: /s/ James M. Heim
                                          --------------------------------------
                                           James M. Heim
                                           President and Chief Executive Officer

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                                 EXHIBIT INDEX


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Exhibit No.      Description
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 10.1            Agreement and Plan of Merger and Reorganization
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